Exhibit 10.1

SUPERIOR ESSEX COMMUNICATIONS LP
(as successor by conversion to
Superior Essex Communications LLC)
and
ESSEX GROUP, INC.,

as Issuers,

THE GUARANTORS LISTED HEREIN

and

THE BANK OF NEW YORK TRUST COMPANY, N.A.,

as Trustee

THIRD SUPPLEMENTAL INDENTURE

Dated as of September 12, 2005

Supplementing the Trust Indenture Dated as of April 14, 2004

THIS THIRD SUPPLEMENTAL INDENTURE (the “Supplemental Indenture”) is dated as of September 12, 2005, and is by and among SUPERIOR ESSEX COMMUNICATIONS LP (as successor by conversion to Superior Essex Communications LLC) and ESSEX GROUP, INC. (the “Issuers”), the guarantors listed on the signature page hereto (the “Subsidiary Guarantors”), and THE BANK OF NEW YORK TRUST COMPANY, N.A. (the “Trustee”), as Trustee under the Indenture, dated as of April 14, 2004 (the “Original Indenture”), which Original Indenture was executed and delivered by the Issuers to the Trustee to secure the payment of the Issuers’ 9% Senior Notes due 2012 (the “Notes”) issued under and in accordance with the provisions of the Original Indenture.

RECITALS

WHEREAS, the Issuers and Subsidiary Guarantors have heretofore executed and delivered to the Trustee the Original Indenture (together with the First Supplemental Indenture dated as of June 17, 2004, the Second Supplemental Indenture dated as of August 1, 2005 and this Supplemental Indenture, the “Indenture”), providing for the issuance of the Notes;

WHEREAS, the Issuers desire to amend certain provisions of the Indenture as hereinafter set forth;

WHEREAS, Section 9.2 of the Indenture provides that the Issuers and the Trustee may enter into a Supplemental Indenture with the written consent of the holders of a majority in aggregate principal amount of the outstanding Notes affected by such Supplemental Indenture;

WHEREAS, the Holders (as defined in the Indenture) of at least a majority of the outstanding aggregate principal amount of the Notes have consented to the amendments and waivers contained in this Supplemental Indenture; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid, binding and legal agreement of the Issuers and the Trustee and a valid amendment of and supplement to the Indenture have been done and the execution and delivery of this Supplemental Indenture have in all respects been duly authorized by the Issuers and the Subsidiary Guarantors.

NOW, THEREFORE,  for and in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Issuers, the Subsidiary Guarantors and the Trustee hereby agree, as follows:

ARTICLE I
DEFINITIONS

Definitions.

For all purposes of this Supplemental Indenture, except as otherwise stated herein, capitalized terms used herein but not otherwise defined in this Supplemental Indenture shall have the respective meanings assigned to them in the Indenture.  Each reference to “herein”, “hereof” and other words of similar import contained in the Indenture shall, after this Supplemental Indenture becomes effective, refer to the Indenture as supplemented hereby.

ARTICLE II
AMENDMENTS

Amendment of Section 1.1 of the Indenture.

The following terms are hereby added to Section 1.1 of the Indenture in alphabetical order within such Section 1.1:

“European Joint Venture” means the joint venture entity and its Subsidiaries formed by Holdings and Nexans pursuant to the JV Agreement.

“JV Agreement” means that Contribution and Formation Agreement, dated as of July 27, 2005 by and between Holdings, Essex Group, Inc. and Nexans, as amended, modified, or supplemented, from time to time.

“JV Contributions and Payments” means the (a) contributions by the Issuers to SE Holding and thereafter by SE Holding to the European Joint Venture pursuant to the JV Agreement of net cash of approximately €14.8 million (comprised of cash contributions of approximately €23.8 million followed by repayment of outstanding debt by the European Joint Venture to Essex Group, Inc. of approximately €9.0 million) and all of the outstanding equity interests of Essex International Ltd. and the related pension scheme, (b) forgiveness of remaining indebtedness of Essex International Ltd. to the Issuers, Holdings or any of their Affiliates and (c) additional payments to Nexans under the JV Agreement of purchase price adjustments and contingent purchase price due under the JV Agreement in an amount not to exceed €7.2 million.

“Nexans” means Nexans, a French société anonyme.

 “SE Holding” means S.E. Holding, C.V., a Restricted Subsidiary of the Issuers, or any other entity formed by Holdings or the Issuers to engage in the transactions required by the JV Agreement.

The definition of “Permitted Investments” in Section 1.1 of the Indenture is hereby modified by removing the “and” at the end of (14), replacing the “.” at the end of (15) with “; and” and by inserting the following:

(16)         the JV Contributions and Payments, including net cash contributions and payments in an amount not to exceed €22.0 million.

The definition of “Unrestricted Subsidiary” in Section 1.1 of the Indenture is hereby modified by adding the following sentence as the last sentence thereof:

In addition to the foregoing, the European Joint Venture shall be deemed an Unrestricted Subsidiary hereunder, upon completion of the initial contributions by SE Holding in connection with the European Joint Venture’s formation.

Amendment of Section 4.11(b)  of the Indenture.  Section 4.11(b)  of the Indenture is hereby modified by removing the “and” at the end of (10), replacing the “.” at the end of (11) with “; and” and by inserting the following:

(12)         intellectual property and technology licensing arrangements related to the business of the European Joint Venture entered into by Holdings, the Issuers or any of their Restricted Subsidiaries with the European Joint Venture.

ARTICLE III
MISCELLANEOUS

Effectiveness; Termination.

The effectiveness of the amendments to the Indenture set forth in Article II of this Supplemental Indenture are conditioned upon the execution and delivery of this Supplemental Indenture by the Issuers, the Subsidiary Guarantors and the Trustee and upon the occurrence of the closing under the JV Agreement.  If the transactions contemplated by the JV Agreement do not close on or before December 31, 2005, this Supplemental Indenture shall be of no force or effect.

Confirmation of Indenture.

As amended and modified by this Supplemental Indenture, the Indenture is in all respects ratified and confirmed and the Indenture and this Supplemental Indenture shall be read, taken and construed as one and the same instrument.

Governing Law.

This Supplemental Indenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State without giving effect to the principles of conflict of laws thereof.

Counterparts.

This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be an original, but counterparts shall together constitute but one instrument.

Successors and Assigns

All covenants and agreements in this Supplemental Indenture by the Issuers shall bind their successors and assigns, whether so expressed or not.

Conflicts

In the event of a conflict between the terms and conditions of the Original Indenture and the terms and conditions of this Supplemental Indenture, the terms and conditions of this Supplemental Indenture shall prevail.

Trustee

The Trustee makes no representations as to the validity of sufficiency of this Supplemental Indenture.  The recitals and statements herein are deemed to be those of the Issuers and Subsidiary Guarantors and not of the Trustee.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed all as of the day and year first above written.

SUPERIOR ESSEX COMMUNICATIONS LP

BY: SE COMMUNICATIONS GP INC.

By:	/s/ David S. Aldridge
David S. Aldridge
EVP and Chief Financial Officer

ESSEX GROUP, INC.

By:	/s/ David S. Aldridge
David S. Aldridge
VP and Treasurer

THE GUARANTORS:

SUPERIOR ESSEX INC.
SUPERIOR ESSEX HOLDING CORP.
ESSEX INTERNATIONAL, INC.
ESSEX GROUP, INC. (DE)
ESSEX CANADA, INC.
ESSEX GROUP MEXICO, INC.
ESSEX TECHNOLOGY, INC.
ESSEX WIRE CORPORATION
ESSEX MEXICO HOLDINGS, L.L.C.
SUPERIOR CHINA MAGNET WIRE GP INC.

By:	/s/ David S. Aldridge
David S. Aldridge
VP and Chief Financial Officer (EVP and Chief Financial Officer of Superior Essex Inc. and Superior China Magnet Wire GP Inc.)

THE BANK OF NEW YORK TRUST COMPANY, N.A.

By:	/s/ Stefan Victory
Name: Stefan Victory
Title: Vice President